EXHIBIT 23



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                                      JSDC
                            JOHN S. DOWLING & COMPANY
                  A CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS
                              Interestate-49 South
                                  P.O. Box 433
                           Opelousas, Louisiana 70571




                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
St. Landry Financial Corporation
459 East Landry Street
Opelousas, Louisiana 70570

Members of the Board:

         We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-4007 and 333-4009) of St. Landry Financial Corporation (the "Company") of our report on the financial statements included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1997 filed pursuant to the Securities and Exchange Act of 1934, as amended.

/s/ John S. Dowling & Company

Opelousas, Louisiana
December 24, 1997